CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form 485BPOS of our report dated August 25, 2008, on the Financial Statements of the Oceanstone Fund, which report appears in the Fund’s Annual Report on Form N-CSR for the year ended June 30, 2008.

Meyler & Company, LLC

Middletown, New Jersey

October 21, 2008